                                                                   EXHIBIT 10.40

                         STANDARD MULTI-OCCUPANCY LEASE

                                     BETWEEN

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                         a Delaware limited partnership
                                  ("Landlord")

                                       AND

                            NTN COMMUNICATIONS, INC.,
                             a Delaware corporation
                                   ("Tenant")

                                   THE CAMPUS
                              Carlsbad, California

                                Dated: July 2000

                                TABLE OF CONTENTS


ARTICLE A BASIC LEASE INFORMATION .........................................    1
ARTICLE B LEASEHOLD IMPROVEMENTS ..........................................    3
ARTICLE C TERM ............................................................    3
ARTICLE D RENT ............................................................    5
ARTICLE E TAXES ...........................................................    6
ARTICLE F INSURANCE AND INDEMNITY .........................................    6
ARTICLE G REPAIRS, MAINTENANCE AND ALTERATIONS ............................    7
ARTICLE H TENANT'S FIXTURES AND PERSONAL PROPERTY .........................    9
ARTICLE I UTILITIES AND SERVICES ..........................................    9
ARTICLE J USE OF PREMISES .................................................    9
ARTICLE K DAMAGE OR DESTRUCTION II
ARTICLE L EMINENT DOMAIN ..................................................   12
ARTICLE M DEFAULT .........................................................   13
ARTICLE N ASSIGNMENT AND SUBLETTING .......................................   14
ARTICLE O ESTOPPEL CERTIFICATES AND SUBORDINATION .........................   15
ARTICLE P NOTICES .........................................................   16
ARTICLE Q MISCELLANEOUS ...................................................   16
ARTICLE R EXHIBITS ........................................................   21

                                      INDEX


All Risk ..................................................................    6
Alterations ...............................................................    8
Building's Share ..........................................................    2
Common Area Maintenance Expenses ..........................................    2
Common Areas ..............................................................    2
Communication Equipment ...................................................   20
Comparison Market Area ....................................................    4
Declaration ...............................................................    2
Event of Default ..........................................................   12
Existing Sublease .........................................................    3
Expiration Date ...........................................................    1
Extension Notice ..........................................................    3
Extension Option ..........................................................    3
Exterior Maintenance Costs ................................................    7
Exterior Maintenance Items ................................................    7
Fair Market ...............................................................    4
Hazardous Material ........................................................   11
Interest Rate .............................................................    5
Landlord ..................................................................    1
Landlord Parties ..........................................................    7
Laws ......................................................................   11
Lease .....................................................................    1
Parking Area ..............................................................   10
Parking Permits ...........................................................   10
Rental Abatement ..........................................................    6
Rental Income .............................................................    6
Special Form ..............................................................    6
Substitution Space ........................................................   19
Successor Landlord ........................................................   16
Taxes .....................................................................    6
Tenant ....................................................................    1
Tenant Improvements .......................................................    3
Tenant Parties ............................................................   18
Tenant's Property .........................................................    9
Tenant's Review Period ....................................................    4
Toxic Materials ...........................................................   18

                         STANDARD MULTI-OCCUPANCY LEASE

         This STANDARD MULTI-OCCUPANCY LEASE is entered into as of the 17th day of July, 2000 by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Landlord"), and NTN COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                    ARTICLE A

                             BASIC LEASE INFORMATION

         A-1. BASIC LEASE INFORMATION. Each reference in this Standard Multi-Occupancy Lease and the Exhibits attached hereto and made a part hereof (collectively, the "Lease") to any of the terms described in this Article A shall mean and refer to the following terms. Other terms are as defined in this Lease.

(a) Landlord:                       PRENTISS PROPERTIES ACQUISITION PARTNERS,
                                    L.P., a Delaware limited partnership.

(b) Tenant:                         NTN COMMUNICATIONS, INC., a Delaware
                                    corporation

(c) Premises:                       That portion of the Building (as defined
                                    below) shown on Exhibit "A" hereto,
                                    extending from the top surface of the
                                    sub-floor below the space to the roof above the space, and including the loading dock areas outside the .1 Building specifically designated on Exhibit "A", but excluding any Common Areas (as defined in Section
                                    A-3).

(d) Project:                        The office development known as The Campus
                                    in the City of Carlsbad, County of San
                                    Diego. State of California, as shown on the site plan attached hereto as Exhibit "C".
                                    The Project includes the Land described in Exhibit "B") and all buildings, improvements and facilities, now or subsequently located within such development from time to time, including, without limitation, the three (3) buildings (including the Building) currently located within the Project, as depicted on the site plan (attached hereto as Exhibit
                                    "C"). The aggregate rentable square feet of all of the buildings (including the Building) located within the Project is 157,886 square feet.

(e) Building:                       That certain multi-tenant building located
                                    in the Project, the address of which is 5966
                                    La Place Court, Carlsbad, California 92008.

(f) Approximate Square Footage of
    Building:                       63,038

(g) Approximate Square Footage of
    Premises:                       39,397

(h) Tenant's Proportionate Share:   62.49%, which is the ratio that the rentable
                                    square feet in the Premises bears to the rentable square feet in the Building.

(i) Commencement Date:              July 1, 2001.

(j) Term:                           Sixty (60) months, expiring on June 30, 2006
                                    ("Expiration Date").

(k) Base Rent:

                                    Months     Annual Base       Monthly Base
                                    of Term       Rent               Rent
                                    -------    -----------       ------------
                                    1-12       $463,308.72        $38,609.06
                                    13-24      $481,841.04        $40,153.42
                                    25-36      $501,114.72        $41,759.56
                                    37-48      $521,159.30        $43,429.94
                                    49-60      $542,005.64        $45,167.14

(l) Security Deposit:               $45,167.14

(m) Landlord's Address for Notice:

                                    c/o Prentiss Properties Acquisition
                                    Partners, L.P.,
                                    3890 West Northwest Highway, Suite 400
                                    Dallas, Texas 75220
                                    Attention: Thomas F. August

         With a copy to:            Prentiss Properties Acquisition
                                    Partners, L.P.
                                    703 Palomar Airport Road, Suite 165
                                    Carlsbad, California 92009
                                    Attention: Deborah Street

(n) Landlord's Address for Payment: Prentiss Properties Acquisition
                                    Partners, LP,
                                    P.O. Box 100555
                                    Pasadena, California 91189-0555

(o) Tenant's Address for Notices
      prior to Commencement Date:   NTN Communications, Inc.
                                    5966 La Place Court, Suite 100
                                    Carlsbad, California 92008
                                    Attn: Legal

(p) Tenant's Address for Notices
      after Commencement Date:      NTN Communications, Inc.
                                    5966 La Place Court, Suite 100
                                    Carlsbad, California 92008
                                    Attn: Legal

(q) Permitted Use:                  General office use,
                                    broadcasting/communications, and assembly, configuration, repair and warehousing of personal computers and other related electronic devices, all to the extent consistent with the character of the Project.

(r) Guarantors:                     None.

(s) Parking Spaces:                 One hundred fifty-two (152) unreserved
                                    parking spaces.

         A-2. PREAMBLE. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Premises, upon and subject to the conditions set forth herein, together with the non-exclusive right to Use, in common with others and subject to the terms of this Lease, the Common Areas (as defined in Section A-3).

         A-3. COMMON AREAS AND COMMON AREA EXPENSES. During the Term of this Lease, Tenant shall have the non-exclusive right to use in common with Landlord and other tenants in the Building, and subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, the following areas (collectively, the "Common Areas"):

                  (a) BUILDING COMMON AREA. The common stairways and access ways, loading docks and platforms and passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises and the remainder of the Building;

                  (b) FLOOR COMMON AREA. If the Premises includes less than the entire rentable area of any floor, the common lobbies, hallways, toilets and other common facilities located on such floor; and

                  (c) PROJECT COMMON AREA. Common walkways, sidewalks, and driveways necessary for access lo the Buildings, landscaping and lawn areas, facilities, improvements and parking spaces or areas from time to time maintained on the Project. The Project is subject to a declaration of covenants, conditions and restrictions (hereinafter, as the same may be modified, amended or supplemented from time to time, referred to as the "Declaration"). The Declaration shall govern, among other matters, the use of the Project and the Project Common Area. Tenant shall maintain the Premises in accordance with the Declaration, comply with all requirements therein and perform all obligations and obtain all approvals required of the owner, tenant or occupant of the Premises by the Declaration.

                  (d) COMMON AREA EXPENSES. Tenant shall pay, as part of Tenant's Proportionate Share of Operating Expenses (as defined in Section D-2), all amounts imposed on the owner, tenant or occupant of the Premises by the Declaration (including any special assessments due thereunder) and all costs, expenses and fees for the operation, maintenance, repair and replacement of the Buildings and the Building Common Areas and the Floor Common Area, together with the Building's Share (as defined below) of all costs and expenses for the operation, maintenance, repair and replacement of the Project and the Project Common Area, including, without limitation, costs, expenses and fees for utility services for the Common Areas, landscaping, parking area and sidewalk maintenance and repair and a management/administrative fee of such expenses for Landlord and/or the Declarant under the Declaration who performs such maintenance and repair of the Common Areas ("Common Area Maintenance Expenses"). The "Building's Share" shall mean a fraction, the numerator of which is rentable square footage of the Building and the denominator of which is the rentable square footage of the Project.

         A-4. LANDLORD'S RESERVED RIGHTS IN COMMON AREAS. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises; to change the boundary lines of the Project; and to alter or relocate any other common facility. Landlord reserves the right to grant easements on the Project, to make boundary adjustments to the Project, and to dedicate for public use portions of the Project, without Tenant's consent. Landlord shall also have the unrestricted right to make reasonable changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas, (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Without liability to Tenant, Landlord shall be entitled to change the name or address of the Building or the Project. A name change shall not require any prior notice to Tenant; provided, however, Landlord will provide Tenant with reasonable advance notice if Landlord voluntarily changes the address of the Building. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

                                    ARTICLE B

                             LEASEHOLD IMPROVEMENTS

         Tenant acknowledges and agrees that Tenant is, as of the date hereof, occupying all of the Premises pursuant to that certain Lease Agreement (as amended, the "Existing Lease") dated November 23, 1994 by and between Tenant and Landlord's predecessor-in-interest, The Campus, LLC. As such, Tenant acknowledges and agrees that it has had an opportunity to inspect the Premises, the Building and the Project, and finds the same in satisfactory condition and repair. Tenant accepts the Premises, the Building and the Project in their "then as-is" condition as of the date hereof. Tenant also acknowledges and agrees that Landlord is not obligated to perform any improvement work in the Premises or otherwise prepare the Premises for Tenant's occupancy. For purposes of this Lease, the term "Tenant Improvements" shall mean those improvements existing in the Premises as of the date hereof including, but not limited to Tenant's Communication Equipment (as defined in Section Q-29 below) and all cabling, wiring and related equipment wherever located in the Project.

                                    ARTICLE C

                                      TERM

         C-1. INITIAL TERM. The Term of this Lease shall be for the period designated in Subsection A-l(j) above and shall commence upon the Commencement Date and shall end, unless sooner terminated as provided herein, on the Expiration Date.

         C-2. OPTION TO EXTEND.

                  (a) Subject to the terms of this Section C-2, Landlord hereby grants to Tenant one (1) option ("Extension Option") to extend the Term of this Lease for an additional period of five (5) years ("Option Term"), on the same terms, covenants and conditions as provided for in this Lease for the initial Term, except that Base Rent during the Option Term shall be as set forth in this Section C-2.

                  (b) Monthly Base Rent at the beginning of the Option Term, and increases in Base Rent during the Option Term, shall be adjusted to "fair market" determined based on the parameters described in subsection (1) below; provided, however, in no event shall the Base Rent be decreased after such adjustment to an amount less than the Base Rent payable in the last month of the initial Lease Term.

                  (c) The Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no earlier than the date which is three hundred sixty (360) days and no later than the date which is one hundred eighty (180) days prior to the expiration of the then Term of the Lease.

                  (d) The Extension Option is personal to the original Tenant executing this Lease and may be exercised only by the original Tenant executing this Lease while occupying no less than seventy percent (70%) of the Premises and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant executing this Lease. The Extension Option is not assignable separate and apart from this Lease, nor may the Extension Option be separated from this Lease in any manner, either by reservation or otherwise.

                  (e) Tenant shall have no right to exercise the Extension Option, and Tenant's delivery of the Extension Notice may be nullified by Landlord and deemed of no force or effect, if Tenant shall be in default under this Lease after the lapse of any applicable cure periods set forth in this Lease as of Tenant's exercise of the Extension Option or at any time after the exercise of the Extension Option and prior to the commencement of the Option Term.

                  (f) The "fair market" determination as described in this Section C-2 shall mean the annual amount per square foot, projected during the Option Term, with appropriate increases in Base Rent during the Option Term, that a willing, comparable, non-equity, renewal tenant (excluding sublease and assignment), would pay, and a willing, comparable landlord of a comparable quality industrial building located within a ten mile radius of the Premises measured on a straight line basis ("Comparison Market area") would accept, at arm's length (what Landlord is accepting in current transactions within the Project may be considered), for space of comparable size, quality, ceiling height, loading capabilities, power capacities, and parking ratios as the Premises, taking into account the age, quality and layout of the

         Premises and also taking into account items that professional real estate brokers customarily consider, such as rental rates, availability, tenant size and other factors typically considered by Landlord or the lessors of such similar projects. The fair market determination shall disregard economic concessions then being offered to new tenants in the relevant market place.

                  (g) Within thirty (30) days following Tenant's due and timely exercise of the Extension Option as provided herein, Landlord shall provide Tenant with written notice of Landlord's good faith determination of fair market for the Premises for the Option Term determined by taking into account the matters described in subsection
         (I) above. Tenant shall have ten (10) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market determination within which to accept such fair market determination or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market determination submitted by Landlord in writing within Tenant's Review Period shall conclusively be deemed Tenant's approval and acceptance thereof. In the event Tenant reasonably objects to the fair market determination submitted by Landlord within Tenant's Review Period, Landlord and Tenant shall attempt in good faith to agree upon such fair market determination using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market determination within ten (10) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then Landlord and Tenant shall submit their respective good faith determinations of fair market for the Premises for the relevant period of time to appraisal in accordance with the provisions below.

                  (h) Landlord and Tenant shall each appoint one (1) independent appraiser who is by profession a licensed real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of office/industrial space located in the Comparison Market Area. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date. The two (2) appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria for qualification of the initial two (2) appraisers.

                  (i) The third appraiser shall determine whether the parties shall use Landlord's or Tenant's last submitted (on the Outside Agreement Date) fair market determination, and shall notify Landlord and Tenant thereof. The determination of the third appraiser shall be limited solely to the issue of whether Landlord's or Tenant's last submitted (on the Outside Agreement Dale) fair market determination is the closest to the actual fair market for such area as solely determined by the third appraiser, taking into account the requirements specified above. The decision of the third appraiser shall be final and binding upon Landlord and Tenant.

                  (j) If either Landlord or Tenant fails to appoint an appraiser within the time period specified in subparagraph (h) hereinabove, the appraiser appointed by one of them shall, within fifteen (15) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, reach a decision based upon the procedures set forth above (i.e., by selecting either Landlord's or Tenant's last submitted [on the Outside Agreement Date] fair market determination) and shall notify Landlord and Tenant thereof, and such appraiser's decision shall be final and binding upon Landlord and Tenant.

                  (k) If the two (2) appraisers selected by Landlord and Tenant fail to agree upon and timely appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association based upon the procedures set forth above (i.e., by selecting either Landlord's or Tenant's last submitted [on the Outside Replacement Date] fair market determination).

                  (l) If the process described in this Section C-2 has not resulted in a selection of Landlord's or Tenant's fair market determination by the commencement of the Option Term, then the fair market determination estimated by Landlord shall be used until a final decision has been reached by the appropriate appraiser, with an appropriate rental credit and other adjustments for any overpayments of Base Rent or other amounts if the appropriate appraiser selects Tenant's estimate of fair market.

                  (m) The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (and, if necessary, arbitration) shall be shared by Landlord and Tenant equally.

         G-4. LANDLORD'S REPAIR OBLIGATIONS. Landlord shall, at Landlord's sole cost and expense, maintain the structural roof, foundation, and the structural soundness of the exterior walls of the Building in good repair and condition, ordinary wear and tear and damage by fire or casualty excepted; provided. However, to the extent repairs to such items are required as a result of the negligent or willful acts of Tenant or its employees, agents, contractors, invitees or subtenants, such repairs (plus an administration fee of fifteen percent (15%) shall be made by Landlord at the sole cost and expense of Tenant. Landlord shall additionally maintain the Common Areas, including, but not limited to, all shared building systems, parking areas (including sweeping and repaving), driveways, sidewalks, lawns, exterior painting and landscaping, with the cost of such maintenance (plus an administrative fee of fifteen percent (15%) to be an additional Exterior Maintenance Costs component of Operating Expense. Tenant waives the right to make repairs at Landlord's expense under any law, statute, ordinance, rule, regulation, order or ruling including, without limitation, the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and any successor statutes or laws of a similar nature now or hereafter in effect.

         G-5. ALTERATIONS.

                  (a) INSTALLATION. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements or additions (collectively "Alterations"), in, on or about the Premises except for interior nonstructural Alterations not exceeding an aggregate cost of $5,000 and do not affect the base Building heating, ventilating, air conditioning, plumbing, or electrical systems. In no event shall Tenant be permitted to penetrate the exterior or roof of the Building with respect to any Alteration without Landlord's prior written approval, which approval may be withheld in Landlord's sole and absolute discretion. Landlord may require that Tenant remove any or all of said Alterations and any Tenant Improvements at the expiration or earlier termination of the Term and restore the Premises to their condition prior to Tenant's installing such Alterations and Tenant Improvements. For purposes hereof the term "Alterations" shall also mean the fiber optic and other cabling and equipment installed by Tenant in the Project connecting the Premises to that certain other space leased by Tenant in the Project known as:
         Suite 260 in that certain building in the Project located at 5962 La Place Court. Unless Landlord requires their removal, all Alterations and Tenant Improvements shall become the property of Landlord and be surrendered with the Premises at the expiration or earlier termination of the Term. Should Tenant make any Alterations without the prior written approval of Landlord, Landlord may require that Tenant remove any or all of such Alterations and repair any damage to the Premises resulting from the installation and/or removal of such Alterations.

                  (b) PLANS AND PERMITS. All Alterations, whether or not Landlord is required to consent to the same, shall be presented to Landlord with proposed detailed plans in a form reasonably satisfactory to Landlord. Tenant's right to make any Alterations pursuant to this Lease shall be deemed conditioned upon Tenant complying with all laws, rules, regulations and orders relating to such Alterations and upon Tenant's acquiring a permit to perform such Alterations from all appropriate governmental agencies and complying with all conditions of said permit. With respect to any Alterations. Landlord shall have the right to require Tenant to use the original installing contractor when necessary to maintain existing warranties, cause its contractors to obtain a payment or performance bond, use only creditworthy contractors or subcontractors, obtain lien releases and approved inspection tags during the progress of construction and hold back a percentage of the cost of construction until lien free completion has occurred. Tenant shall reimburse Landlord, upon demand, for any out-of-pocket costs incurred for any third party services contracted for by Landlord to assist Landlord in connection with the review and approval of the Alterations and updating the plans and specifications for the Building. Whether or not Landlord's consent to the subject Alterations is required. Tenant shall notify Landlord, in writing, at least ten (10) days prior to the commencement of any Alterations in the Building in order to allow Landlord to post notices of non-responsibility.

                  (c) DECORATING. Prior to installation, Tenant shall submit to Landlord in writing all proposed interior improvements to the Premises for Landlord's reasonable approval, which approval Landlord may withhold on wholly aesthetic grounds if such improvements are visible from outside the Building.

         G-6. WORKMANLIKE QUALITY. All Alterations shall be done in a good and workmanlike manner and in compliance with the Declaration and any other restrictions filed of record and with all applicable laws, ordinances, bylaws, regulations and orders or any applicable governmental authority.

         G-7. LIENS. Tenant shall promptly pay and discharge all claims for services, supplies, labor or materials furnished or alleged to have been furnished to Tenant, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises. Notice is hereby given that neither Landlord nor any mortgagee or Lessor of Landlord shall be liable for any labor or materials furnished to Tenant. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of California and otherwise satisfactory to Landlord to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within ten (10) calendar days after written demand from Landlord. Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

         G-8. SURRENDER. Tenant shall surrender the Premises to Landlord broom clean and in as good a condition as when received, ordinary wear and tear and damage by fire or casualty excepted. Tenant shall further patch and fill all holes within the Premises. All penetrations of the roof shall be resealed to a watertight condition. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring or other, unless Landlord specifically permits such removal in writing. If Tenant fails to remove, by the expiration or sooner termination of this Lease, all of Tenant's Property (as such term is defined below) or any items of the Alterations and Tenant Improvements identified by Landlord for removal pursuant to Section G-5(a) above. Landlord may (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable laws and/or (b) upon ten (10) days prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

                                    ARTICLE H

                     TENANT'S FIXTURES AND PERSONAL PROPERTY

         Except as may be otherwise provided in Section G-4 hereof, Tenant may, at its sole cost and expense, install any necessary trade fixtures, equipment, machinery and furniture ("Tenant's Property") in the Premises, provided that such items are installed and are removable without damage to the Premises. Such Tenant's Property shall remain the property of Tenant and shall be removed by Tenant upon expiration or earlier termination of the Term. Unless the same cannot be removed without material damage to the Premises (in which event Landlord may still require their removal), Tenant shall repair all damage caused by installation or removal of Tenant's Property, at Tenant's sole cost and expense. If Tenant fails to remove Tenant's Property upon the expiration or earlier termination of the Term, Landlord may keep and use Tenant's Property, or, at Tenant's expense, remove and cause such Tenant's Property to be stored or sold in accordance with applicable law. Tenant hereby grants to Landlord a security interest in all Tenant's Property, whether now owned or hereafter acquired, and all proceeds and replacements thereof, to secure the performance of Tenant's obligations hereunder; provided, however, that Landlord hereby agrees to execute a commercially reasonable lien waiver/lien subordination agreement in order to subordinate such security interest to the liens or lenders securing Tenant's acquisition of such Property.

                                    ARTICLE I

                             UTILITIES AND SERVICES

         Tenant shall, at its sole cost and expense, separately contract for trash and janitorial services to the Premises pursuant to contracts approved by Landlord. Tenant shall control and be separately metered for the air-conditioning, electricity, gas, water, telephone and heating for the Premises or other services which are metered, chargeable or provided to the Premises, at Tenant's sole cost and expense. Except for gas, Landlord and Tenant acknowledge and agree that the Premises, as of the date hereof are separately metered for such utilities. Tenant shall make all such payments directly to the electricity supplier as and when bills are rendered. Should Tenant fail to pay such amounts, Landlord shall have the right to pay the same on Tenant's behalf and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in conjunction with such payment within ten (10) days after demand therefor. All such costs and expenses incurred by Landlord on Tenant's behalf shall he deemed additional Rent payable by Tenant and collectible by Landlord as such. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to connect Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if: in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building. Landlord shall not be liable to Tenant for interruption or curtailment or any utility service, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for any partial or total abatement of Rent. Tenant hereby waives the provisions or California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this lease due to an interruption, failure or inability to provide any services. Tenant shall procure and maintain, at Tenant's sole cost and expense, maintenance contracts for all air-conditioning, heating and ventilating systems, serving the Premises with reputable contractors approved by Landlord. Copies of all maintenance contracts shall be delivered to Landlord.

                                    ARTICLE J

                                 USE OF PREMISES

         J-1. GENERAL. The Premises shall be used for the purposes set forth in Subsection A-I(q) hereof and for no other use or purpose. Tenant shall not permit outside storage or dumping of waste or refuse nor permit any harmful materials to be placed in any drainage system or sanitary system. Tenant shall secure all necessary permits for the use of the Premises and shall faithfully observe, in the use of the Premises, all laws, ordinances, regulations, and statutes of all municipal, county, state and federal authorities now in force, or which may hereinafter be in force affecting the Premises. Tenant shall not overload the walls, ceilings, roof, floors or structure; permit any nuisance on or about the Premises, such as offensive sound, light or odor; use any equipment that causes excessive vibrations or dust; use the Premises in such a manner so as to disturb the quiet enjoyment of other tenants, or use the Premises in such a manner that increases Landlord's insurance, permits waste or otherwise damages the Premises.

         J-2. SIGNS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building, the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building, or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, at its sole discretion; provided, however, that Landlord hereby pre-approves of Tenant's glass entry door signage existing at the Premises pursuant to the Existing Lease identifying the name "NTN Communications" on such entry door. Tenant shall remove any such sign upon the expiration or earlier termination of the Term and shall return the Premises to as good condition as when received prior to the placement or erection of said sign.

         J-3. PARKING AREA. Subject to the terms hereof, Landlord hereby grants to Tenant a license to use in common with other tenants and with the public the Landlord-designated parking area ("Parking Area"), with Tenant being entitled to use the number of unassigned parking spaces set forth in subsection A-1(s). Tenant acknowledges and agrees that Landlord may issue parking permits
("Parking Permits") for the use of the Parking Area. Landlord, shall not be obligated to provide Tenant with any additional parking spaces and/or Parking Permits. If Tenant fails to observe the Rules and Regulations promulgated by Landlord with respect to the Parking Area, then Landlord, at its option, shall have the right to treat such failure as a default under this Lease and to terminate Tenant's parking rights hereunder and/or Tenant's Parking Permits, without legal process, and to remove Tenant's vehicles and those of its employees, licensees or invitees and all of Tenant's personal property from the Parking Area. If all or any portion of the Parking Area shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided for herein, then the number of cars which Tenant shall be entitled to park hereunder shall be proportionately reduced so that the number of cars which Tenant may park in the Parking Area after the casualty or condemnation in question shall bear the same ratio to the total number of cars which shall be parked right to park in the Parking Area prior to such casualty condemnation bore to the aggregate number of cars which could be parked therein at that time. Tenant understands and acknowledges that a portion of the Project on which the Building is situated may contain parking spaces which are reserved for the benefit for other tenants in the Building and Tenant shall not park or allow its employees or invitees to park in such reserved spaces. Tenant further agrees that Landlord, shall not be responsible for enforcing Tenant's rights
(if any) or the rights of other tenants in the Building to such exclusive parking areas. Tenant, its employees, agents, contractors, representatives, licensees, invitees, and permittees, shall not be allowed to park any vehicles on public or private streets, on the Project Common Area, or on other parking areas for the Building or other buildings.

         J-4. RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents. visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as Exhibit "D", as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.

         J-5. COMPLIANCE WITH LAWS. Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant,(c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a), (b) or (c) above. If Tenant receives notice of any such directive, order, citation or of any violation of any law, order, ordinance, regulation or any insurance requirement Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. Nothing contained herein shall be interpreted to require Tenant to perform structural or capital improvement work unless required due to Tenant's specific use of the Premises as opposed to office use in general. Landlord shall be responsible for compliance pursuant to subparagraphs (a), (b) and (c) above to the extent such compliance relates to the Building or the Project (exclusive of the Premises), which compliance costs shall be part of Operating expenses. If Tenant receives notice of any such directive, order, citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

         J-6. HAZARDOUS WASTE.

                  (a) Tenant shall not cause or permit any Hazardous Material (as defined in Section J-6(c) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees or contractors except for small quantities customarily used and found in business offices. Tenant indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material brought onto the Project by Tenant, its agents, employees or contractors. Without limiting the foregoing, if the presence of any Hazardous Material in the Project caused or permitted by Tenant results in any contamination of the Project, Tenant shall promptly take all actions at its sole expense as are necessary to bring the Project into compliance with Laws and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld.

                  (b) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material.

                  (c) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 2550 I of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter
         6.7 Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 0903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601).

                  (d) As used herein, the term "Laws" mean any applicable federal, state or local laws, ordinances, including, without limitation, the laws, ordinances, and regulations referred to in Section J-6(c) above.

                                    ARTICLE K

                              DAMAGE OR DESTRUCTION

         K-1. REPAIR AND RESTORATION. Except as otherwise expressly provided in this Article K, if the Building (or portion thereof), or the Premises, is damaged or destroyed during the Term, Landlord shall diligently repair or restore the Building or the Premises, as the case may be, as soon as reasonably possible to substantially the condition in which the Building or the Premises, as the case may be, existed immediately prior to such damage or destruction. Landlord shall not be required to repair or restore any of the Tenant's Property which are damaged or destroyed by such casualty.

         K-2. ABATEMENT OF RENT. If Landlord, in Landlord's good faith discretion, reasonably determines that continuation of tenant's business from the Premises is not practical pending reconstruction of the Building (or portion thereof), or the Premises, as the case may be, Rent due and payable hereunder shall equitably abate for the portion of the Premises which is unusable by Tenant for the period commencing with the date of such casualty until the earlier of the date that reconstruction is substantially completed or that Tenant resumes the conduct of its business from the Premises.

         K-3. EXCESSIVE DAMAGE OR DESTRUCTION. If there is damage or destruction to the Building (whether or not such damage affects the Premises) or to the Premises, to the extent that Landlord reasonably determines that the building or the Premises, as the case may be, cannot be fully repaired or restored by Landlord within three hundred(300) days from the date of the casualty, said determination to be delivered to Tenant in writing within sixty (60) days of such casualty, Landlord and Tenant (solely in the event that the Premises is damaged or destroyed) shall have the option, upon written notice delivered to the other party within thirty (30) days of Landlord's written notice, to terminate this Lease. If Landlord determines that the Building or the Premises, as the case may be can be fully repaired or restored within such three hundred day (300) day period, or if it is determined that such repair or restoration cannot be made within such period, but neither party elects to terminate this Lease within the aforementioned thirty (30) days, then this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage or destruction as soon as reasonably possible.

         K-4. UNINSURED CASUALTY. Notwithstanding anything contained herein to the contrary, in the event the damage or destruction of a material portion of the Building or the Premises, as the case may be, is not fully covered by the insurance proceeds received by Landlord, or if there are insufficient proceeds after any required payments to mortgagees or lessors, Landlord may, within sixty
(60) days of such casualty, terminate this Lease by written notice to Tenant, effective as of the date of such casualty. If Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Building shall be diligently repaired and restored in accordance with Section K-1 hereof.

         K-5. DAMAGE NEAR END OF TERM. If the Building or the Premises is totally or partially destroyed or damaged during the last twenty-four (24) months of the Term, Landlord may terminate this Lease as of the date of such casualty by giving written notice thereof to the Tenant within thirty (30) days after the date of the casualty.

         K-6. WAIVER OF TERMINATION RIGHT. Landlord and Tenant agree that the foregoing provisions of this Section K-6 are to govern their respective rights and obligations in the event of any damage or destruction and supersede and are in lieu of the provisions of any applicable law, statute, ordinance, rule, regulation, order or ruling now or hereafter in force which provide remedies for damage or destruction of leased premises including, without limitation, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. Tenant hereby waives California Civil Code Sections 1941 and 1942, providing for repairs to and of the Premises.

                                    ARTICLE L

                                 EMINENT DOMAIN

         L-I. TOTAL OR PARTIAL TAKING. In the event the whole, or substantially the whole of the Building (which may or may not include the Premises), or the Premises is taken by any lawful power or authority by exercise of the right of appropriation, accommodation or eminent domain, or sold to prevent such taking, then this lease shall terminate as or the date or title vesting in such condemning authority and Rent shall be prorated to the date of such termination. If this Lease is not terminated pursuant to the preceding sentence, Landlord shall, to the extent of any condemnation proceeds recovered by Landlord, promptly restore the Building or the Premises, as the case may be, to a condition comparable to its condition as existed immediately prior to such condemnation, less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect, except that after the date of such title vesting in the condemning authority, the Rent shall be reduced in proportion to the square footage of the Premises (but not the remainder of the Building) taken by the condemning authority. Notwithstanding anything above to the contrary, in the event any portion of the Building and/or the Project shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's judgment, is such that the Building and/or the Project cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord also terminates the leases of the other tenants of the Building and/or the Project similarly situated), effective as of the date specified by Landlord (at least sixty (60) days in the future) in a written notice of termination from Landlord to Tenant. In the event any portion of the Parking Area shall be taken by condemnation, which taking in Landlord's judgment is such that the Parking Area cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional Parking Area in the vicinity of the Building, then Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord also terminates the leases, where Landlord has the right to do so, of the other tenants of the Building similarly affected), effective as of the date specified by Landlord (at least sixty (60) days in the future) in a written notice of termination from Landlord to Tenant.

         L-2. TEMPORARY TAKING. If all or any part of the Building or the Premises shall be taken for any temporary public or quasi-public use or purpose, this Lease shall remain in full force and effect and Tenant shall be entitled to receive such portion of any award made for such use or occupancy with respect to the period of the taking of the Premises (but not the remainder of the Building) which falls within the Term.

         L-3. CONDEMNATION AWARD. Landlord shall be entitled to the entire award made or given in connection with any taking, and Tenant waives any right or claim in any part thereof from Landlord or the condemning authority. Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in its own right, without diminution of Landlord's award.

         L-4. PARKING AREA TAKING. If Tenant's Parking Area only is taken pursuant to any action described in Section L-l, this Lease shall continue in full force and effect and there shall be no reduction in the Rent, but Landlord shall use reasonable efforts to locate a substitute parking area for Tenant's use in the general vicinity of the Building.

         L-5. WAIVER OF TERMINATION RIGHT. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state in which the Project is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

                                    ARTICLE M

                                     DEFAULT

         M-1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" on the part of Tenant: (a) vacation or abandonment of the Premises; (b) failure to pay any Rent due hereunder within three (3) days after written notice from Landlord that said payment is due; provided, however, that, any such notice will be in lieu of and not in addition to, any notice required under the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature; (c) failure to perform any covenants, agreements or obligations hereunder, except failure to pay Rent, whereby the failure continues for thirty (30) days after written notice thereof from Landlord (except in the case of an emergency, in which even such failure shall be cured as quickly as practicable); provided, however, that any such notice will be in lieu of, and not in addition to, any notice required under the provisions of California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any successor statute or law of a similar nature;(d) filing a general assignment for the benefit of creditors; (e) filing a voluntary petition for reorganization, or the filing of an involuntary petition by Tenant's creditors where such involuntary petition remains undischarged for a period in excess of thirty (30) days; (f) the appointment of a receiver to take possession of substantially all of Tenant's assets where such receivership remains undissolved for a period in excess of thirty (30) days; or (g) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets where such attachment, execution or other seizure remains undismissed or undischarged to a period in excess of thirty (30) days after the levy thereof.

         M-2. LANDLORD'S REMEDIES.

                  (a) In the event of any default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law including, without limitation, the remedies of Civil Code Section 1951.4 and any successor statute or similar law, Landlord will have the immediate right and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant:

                           (i) The worth at the time of award of any unpaid rent
                  which had been earned at the time of such termination; plus

                           (ii) the worth at the time of award of the amount by
                  which the unpaid rent which would have been earned alter termination until the time of award exceeds the amount of such rent loss that Tenant proves could have been reasonably avoided; plus

                           (iii) the worth at the time of award of the amount by
                  which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided; plus

                           (iv) any other amount necessary to compensate
                  Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys' fees and costs; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, and any other items which Tenant is required under this Lease to remove but does not remove, as well as tile unamortized value of ally free rent, reduced rent, free parking, reduced rate parking and any improvement allowance or other costs or economic concessions provided, paid, granted or incurred by Landlord pursuant to this Lease. The unamortized value of such concessions shall be determined by taking the total value of such concessions and multiplying such value by a fraction, the numerator of which is the number of months of the Lease Term not yet elapsed as of the date on which the Lease is terminated, and the denominator of which is the total number of months of the Lease Term.

         As used in Subsections M-2(a)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in Subsection M-2(a)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         Notwithstanding the occurrence of an event of default, pursuant to California Civil Code Section 1951.4. or any successor statute thereof, Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover all rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable restrictions. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

         (b) In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the cost of and for the account of Tenant in accordance with the provisions of Subsection M-2(e) below or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subsection M-2(b) will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant. No act or thing done by Landlord or Landlord's managing agent during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.

         (c) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment or future rent as the same may become due and payable hereunder. Should that portion or such rents received from such reletting during any month, which is applied to the payment or rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly. No such reentry, repossession, repairs, alterations, improvements or reletting shall be construed (i) as an eviction of Tenant, (ii) as an election on Landlord's part to terminate this Lease, unless a written notice or such intention is given to Tenant, or (iii) as a release of Tenant in whole or in part from any of Tenant's obligations hereunder.

         (d) All covenants and agreements to be performed by Tenant under any or the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement or rent. If Tenant fails to pay any sum or money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord. Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy or Landlord set forth in this Section M-2.

         (e) All property removed from the Premises by Landlord pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at Tenant's sole cost and expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all reasonable expenses incurred by Landlord in such removal and for reasonable storage charges for such property. All such property not removed from the Premises, or retaken from storage by Tenant, within thirty (30) days after the expiration or earlier termination of the Term, or of Tenant's right to possess the Premises, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

         (f) Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and reasonable attorneys' fees, incurred in enforcing Tenant's obligations and Landlord's rights and remedies under this Lease, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant caused Landlord, without Landlord's fault, to become involved or concerned.

         (g) All rights, options and remedies of Landlord contained in this Lease will be construed and held to be cumulative, and no one of them will be exclusive of the other and Landlord shall have the right to pursue anyone or all or such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section M-2 will be deemed to limit or otherwise affect Tenant's indemnification or Landlord pursuant to any provision of this Lease.

                                    ARTICLE N

                            ASSIGNMENT AND SUBLETTING

         N-1. TENANT'S ASSIGNMENT OR SUBLETTING. Tenant shall not, by operation of law or otherwise, assign, mortgage, encumber, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises, without obtaining in each instance the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. Any purported assignment or subletting contrary to the provisions hereof without Landlord's written consent shall be void. The written consent by Landlord to any assignment or subletting shall not constitute a waiver of such consent to any subsequent assignment or subletting. Tenant shall reimburse Landlord for reasonable attorneys' fees and other expenses, if any, incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

         N-2. CONDITIONS OF ASSIGNMENT. In connection with any proposed assignment or sublease, Tenant shall submit to Landlord in writing (i) the name, current address, and business of the proposed assignee or sublessee, (ii) the sublessee's or assignee's proposed use of the

Premises (or portion to be sublet), financial responsibility and standing, (iii) the amount and location of the space in the Premises to be sublet, and (iv) all of the terms and conditions of the proposed assignment or subletting. Within thirty (30) days after Landlord's receipt from Tenant of such request and supporting information, Landlord shall have the following options: (A) to consent to such proposed assignment or subletting; (B) to cancel and terminate this Lease as to such portion of the Premises so affected by the proposed assignment or subletting, and if Landlord shall exercise such option, Tenant shall surrender possession of the applicable portion of the Premises in accordance with the terms of the Lease relating to surrender at the end of the Term, on the proposed effective date set forth in Tenant's notice of the assignment or sublease, with Rent after the date of cancellation to be reduced based on the portion of the Premises remaining alter such cancellation; or (C) to refuse to consent to such assignment or subletting, and continue this Lease in full force and effect. Landlord cannot unreasonably withhold its consent, but the parties agree that Landlord shall be deemed reasonable in its refusal to consent to an assignment or subletting for the following reasons (without limiting any other reasons): the proposed assignee or subtenant is not financially creditworthy, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if (x) Tenant is then in default under this Lease, or
(y) such assignment of subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Project.

         N-J. EXCESS SUBLEASE RENT OR ASSIGNMENT CONSIDERATION. If for any sublease or assignment, Tenant receives rent or other consideration in excess of the Rent called for hereunder, or in the case of the sublease of a portion of the Premises, in excess of such Rent fairly applicable to such portion of the Premises, Tenant shall pay to Landlord fifty percent (50%) of the excess rent or other consideration received by Tenant promptly after Tenant's receipt of such excess rent or other consideration.

         N-4. SCOPE. The prohibition against assigning or subletting contained in this Article N shall be construed to include a prohibition against any assignment or subletting by operation of law and by any change in the ownership of stock or partnership interests of a corporation or a partnership, which constitutes a change in control. An assignment of this Lease shall be deemed to have occurred (a) if: in a single transaction or in a series of transactions, a more than 50% interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause (a) above) shall not be included in the calculation of such 50% interest in clause (a) above. If this Lease is assigned, or if the Premises or any part thereof is sublet, Landlord may collect rent from the assignee or subtenant and apply the net amount collected to the Rent provided for herein and apportion any excess rent so allocated in accordance with the terms of Section N-3 hereof. No such assignment, subletting, or collection shall be construed as an approval of the assignee or subtenant as tenant under this Lease or a release of Tenant from the further performance by Tenant of the terms, covenants, and conditions of the Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment and subletting, shall be joint and several with the assignee or sublessee). Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article N shall he void and shall constitute a material breach of this Lease. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence, or defaults of Tenant.

         N-5. WAIVER. Tenant hereby waives notice of any default by any assignee or sublessee and agrees that Landlord may proceed directly against Tenant without proceeding against or joining such assignee or sublessee.

         N-6. LANDLORD'S ASSIGNMENT. If Landlord conveys its interest in the Premises or the Building, Landlord shall be automatically relieved from all liability as respects the further performance of its covenants or obligations hereunder and from any and all further obligations, liabilities, and claims arising from or connected with this Lease. Without further agreement, the transferee of such title or interest shall be deemed to have assumed all of Landlord's obligations, liabilities and claims with respect to this Lease. Landlord may transfer its interest in any portion of the Project without the consent of Tenant.

                                    ARTICLE O

                     ESTOPPEL CERTIFICATES AND SUBORDINATION

         O-1. ESTOPPEL CERTIFICATES. Within ten (10) days after request therefor by Landlord, or any mortgagee, beneficiary, purchaser, or lessor of Landlord, Tenant shall deliver, in recordable form, a certificate certifying, to the extent true, (a) that this Lease is in full force and effect and unmodified (or, if so modified, stating the modifications); (b) that no more than one (1) month's Rent has been paid in advance (c) that there are no uncured defaults by Landlord and no defenses or offsets outstanding (or, stating those uncured defaults, defenses or offsets claimed by Tenant); (d) that the Term has commenced and the full amount of Rent is accruing hereunder; (e) that Tenant has accepted the Premises. and that all improvements to the Premises required to be made by Landlord, if any, have been completed; and (f) such other matters as such mortgagee, purchaser, lessor, or landlord may reasonably request. Tenant's failure to deliver said statement in the allotted time shall be conclusive upon Tenant that all of the aforementioned statements are true and correct.

         O-2. SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof; and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease.

                                    ARTICLE P

                                     NOTICES

         All notices required to be given hereunder shall be in writing and mailed postage prepaid by certified mail, return receipt requested, or personally delivered, to the addresses indicated for Landlord and Tenant in Section A-1 hereof: or at such other place or places as either Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed sufficiently served upon delivery, with signed receipts evidencing same, if personally delivered. or two (2) days after the date of mailing thereof, if mailed.

                                    ARTICLE Q

                                  MISCELLANEOUS

         Q-1. WAIVER. No waiver of any default of any covenant by either party hereunder shall be construed from any failure by either party to take action on account of such default, unless such waiver is signed by Landlord or Tenant, as the case may be. No express waiver shall affect any default other than the default specified in such waiver. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. No custom or practice which may grow up between the parties shall be deemed to modify any term or condition of this Lease, unless such modification is agreed to by Landlord and Tenant in writing.

         Q-2. ACCORD AND SATISFACTION. Any payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent stipulated herein shall be deemed to be a partial payment of the Rent. Any endorsement or statement on any check, or any letter accompanying any check or payment, purporting to be all accord and satisfaction shall be deemed a partial payment, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

         Q-3. LANDLORD'S LIABILITY. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or Landlord's individual partners and joint venturers, or of the respective directors, officers or shareholders of Landlord or of such partners or venturers. Tenant shall look solely to Landlord's interest in the Premises and to other assets of Landlord or Landlord's individual partners and joint venturers, or of the respective directors, officers or shareholders of Landlord or of such partners or joint venturers, for satisfaction of any liability in respect of this Lease.

         Q-4. ENTIRE AGREEMENT. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no covenants, promises, agreements, conditions or understandings, whether oral or written, between the parties, except as are specifically set forth herein. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon

Landlord or Tenant unless expressed in writing and executed by both parties hereto.

         Q-5. TIME. TIME IS OF THE ESSENCE FOR EACH AND EVERY PROVISION HEREOF.

         Q-6. PROFESSIONAL FEES. The prevailing party in any action or proceeding brought under or pursuant to this Lease shall be permitted to recover from the losing party any costs or expenses incurred by the prevailing party in connection with such action or proceeding, including, without limitation, reasonable professional fees such as accountants' fees, appraisers' fees and attorneys' fees.

         Q-7. CAPTIONS AND SECTION NUMBERS. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way enlarge or limit the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

         Q-8. SEVERABILITY. If any term, covenant, condition or provision of this Lease shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease shall remain in full force and effect.

         Q-9. APPLICABLE LAW. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state in which the Premises are located. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall no apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

         Q-10. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, or option to lease, and it is not effective as a Lease or otherwise until Landlord executes and delivers the Lease, executed by both Landlord and Tenant to Tenant.

         Q-11. LENDER'S REQUIREMENTS. Tenant hereby agrees to make any reasonable revisions to this Lease which may be reasonably required by any mortgagee in connection with the financing of all or any portion of the Land, the Building or the Premises, provided that no such revision shall increase the Rent due and payable by Tenant under this Lease or materially increase the obligations to be performed by Tenant under this Lease.

         Q-12. SECURITY DEPOSIT. Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall deposit with Landlord the Security Deposit set forth in Subsection A-1 (I) hereof as security for Tenant's faithful performance of Tenants obligations hereunder. If Tenant fails to pay Rent, or otherwise defaults with respect to any provision of this Lease. Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any Rent by reason of Tenant's default, or for payment to Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said Security Deposit, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said Security Deposit to the full amount stated in Subsection A-1(I) hereof. Tenant's failure to restore the Security Deposit shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations under the Lease, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant, without payment of interest, at the expiration of the Term. If Landlord transfers the Premises or the Building and deposits with the transferee the full amount of the Security Deposit, Landlord shall be discharged from any further liability with respect to the Security Deposit, Landlord shall use good faith efforts to notify Tenant (in writing) of any such transfer of the Security Deposit to such transferee.

         Q-13. HOLDING OVER. Tenant shall have no right to hold over after the expiration or earlier termination of the Term, without the express written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant holds over without Landlord's written consent, Tenant shall become a tenant at sufferance only, at a rental rate equal to the sum of one hundred fifty percent (150%) of the amount of Base Rent, plus all of Tenant's Proportionate Share of Operating Expenses in effect immediately prior to such expiration or earlier termination. In the event of a holdover by Tenant, Landlord shall have no duty to prorate Rent on a daily basis. Tenant's occupancy at sufferance shall otherwise be subject to all the terms, covenants and conditions of this Lease. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute an authorized hold over hereunder or result in a renewal. The foregoing provisions of this Section Q-13 are in addition to and do not affect Landlord's right of entry or any other rights of Landlord hereunder or at law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite a written request to do so by Landlord, Tenant shall indemnify, protect, defend and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant or any real estate broker resulting from such failure to surrender.

         Q-14. AUTHORITY. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of California and in good standing with the State of California, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a limited liability company, partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of California, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate company, partnership, trust, or other actions.

         Q-15. LANDLORD'S ACCESS. Landlord and Landlord's agents and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting same; allowing same to prospective tenants, purchasers or mortgages, and making such alterations, repairs, improvements or additions to the Premises in accordance with the terms of this Lease. Landlord may, at any time during the last year of the Term, place on or about the Premises "For Sale" or "For Lease" signs.

         Q-16. TOXIC MATERIALS. Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matters or substances, as determined by all local, state and federal laws, including, without limitation, (a) those materials identified in Sections 66693 through 66740 of Title 22 of tile California Administrative Code, (b) those materials defined in Section 255010) of the California Health and Safety Code. (c) those materials defined in Section 25316 of the California Health and Safety Code, (d) asbestos, (e) petroleum, (f) petroleum hydrocarbons and by-products, (g) urea formaldehyde and (h) polychlorinated biphenyls (collectively, "Toxic Materials"). If Tenant does store, use (other than reasonable quantities of household cleaning products, white-out, copier toner and the like) or dispose of any Toxic Materials, then Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of such materials on the Premises and Tenant's failure to do so shall constitute an event of default under this Lease. Tenant shall be solely responsible for, and shall defend, protect, indemnify, and hold Landlord, Landlord's constituent partners, Landlord's managing agent, Landlord's mortgagees and each of such parties' respective agents, employees, officers, directors, shareholders and contractors harmless from and against all claims, costs, penalties, liens, judgments and liabilities, including reasonable attorneys' fees and costs, arising out or of in connection with any Tenant Parties' (as defined below) storage, use and disposal of Toxic Materials. If the presence of Toxic Materials on the Premises caused or permitted by Tenant, its employees, agents, representatives, licensees, invitees, contractors or permittees (collectively, "Tenant Parties") results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by ally local, state, or federal governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to clean up such contamination. At any time prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of water and soil and to deliver the results of such tests to Tenant to verity that contamination in excess of legally permitted levels has occurred or did not occur, as the case may be, as a result of use of the Premises by the Tenant Parties, Tenant shall further be solely responsible for, and shall defend, protect, indemnify and hold Landlord, Landlord's constituent partners, Landlord's managing agent, Landlord's mortgagees and each of such parties' respective agents, employees, officers, directors, shareholders and contractors harmless from and against all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Toxic Materials. Tenant agrees to promptly notify Landlord of ally release of Toxic Materials in or at the Premises of the Building which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. Tenant's obligations hereunder shall survive the expiration or early termination of this Lease.

         Q-17. FINANCIAL STATEMENTS. At any time during the Term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements for each of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

         Q-18. DELAYS. Except for Tenant's obligations to pay Rent and other monetary sums due hereunder, Landlord or Tenant shall not be considered in default under this Lease On account of any failure or delay in performing any agreement, covenant or obligation to be performed by Landlord or Tenant, as the case may be, if such failure or delay is due in whole or in part to any strike, lockout, labor dispute, civil disorder, war, shortage of or delay in obtaining labor or materials, power or fuel shortage or disruption, restrictive governmental law or regulation, accident, casualty, act of God or any other cause beyond thee reasonable control of Landlord or Tenant, as the case may be.

         Q-19. BROKERS. Landlord's broker is Prentiss Properties Management, L.P. Tenant's broker is Irving Hughes. Tenant represents and warrants that Tenant has not dealt with any broker, agent or other person in connection with this Lease other than Irving Hughes. Tenant agrees to indemnify and hold Landlord, its beneficiaries and managing agents, and their respective agents, partners, officers, directors and employees harmless from all losses, damages and liabilities, claims, liens, costs and expenses, including reasonable attorneys' fees, resulting from such representation being proven to be false. This provision shall survive the expiration or sooner termination of this Lease.

         Q-20. SUCCESSORS AND JOINT AND SEVERAL LIABILITY. This Lease and each of its terms, covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives, subject to the provisions hereof. All parties executing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

                                    ARTICLE R

                                    EXHIBITS

         The following Exhibits attached hereto are hereby made a part hereof for all purposes.

         Exhibit "A" - Premises
         Exhibit "B" - Land
         Exhibit "C" - Project

         Exhibit "D" - Rules and Regulations
         Exhibit "E" - Location of Communication Equipment and

                                    Backup Generator

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth on the cover page of this Lease.

         "Landlord"                   PRENTISS PROPERTIES ACQUISITION PARTNERS,
                                      L.P., a Delaware limited partnership

                                      By:  Prentiss Properties I, Inc.
                                           A Delaware corporation
                                           General partner


                                           By: /s/ Christopher M. Hipps
                                               ------------------------
                                               Christopher M. Hipps
                                               Senior Vice President

                                           By: /s/ Christopher B. Mahon
                                               ------------------------
                                               Christopher B. Mahon
                                               Vice President

         "Tenant"                     NTN COMMUNICATIONS, INC., a Delaware
                                      corporation



                                           By: /s/ Kendra Berger
                                               ------------------------
                                               Kendra Berger
                                               Senior Vice President
                                               Finance & Administration

                                   EXHIBIT "A"

                            DEPICTION OF THE PREMISES

                                   EXHIBIT "B"

                          LEGAL DESCRIPTION OF THE LAND

Lot 14 of Carlsbad Tract No. 81-10 Unit 1, in the City of Carlsbad, County of San Diego, State of California, according to Map thereof No. 10330, filed in the Office of the County Recorder of San Diego County, February 18, 1982.

Property Address: 5962, 5964 & 5966 La Place Court, Carlsbad, CA  92008

                                   EXHIBIT "C"

                                   THE PROJECT

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

         1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

         2. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung on, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

         3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons arc engaged in illegal activities. Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

         4. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant's property by the janitors or any other employee or any other person.

         5. Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         6. Except in accordance with the Lease, electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord. The location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the reasonable approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense.

         7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law. Landlord shall have the right to reasonably prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building Mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cruise. and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         8. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of Tenant's equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used ill a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

         9. Except as otherwise provided in the Lease, Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

         10. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall not adjust controls other than room thermostats installed for Tenant's use.

         11. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. or such other hours as may be established from time to time by Landlord, and on weekends and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

         12. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers invitees or guests.

         13. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of laying any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

                                   EXHIBIT "E"
                       LOCATION OF COMMUNICATION EQUIPMENT
                              AND BACKUP GENERATOR